Exhibit 99-2

NewLake Capital Provides Share Repurchase Program Update

Company has repurchased 713,831 shares of common stock to date and is upsizing the program

NEW CANAAN, Conn., September 18, 2023 (GLOBE NEWSWIRE) - NewLake Capital Partners, Inc. (OTCQX: NLCP) (the “Company” or “NewLake”), a leading provider of real estate capital to state-licensed cannabis operators, today provided an update regarding its $10 million common share repurchase program. To date, the Company has acquired 713,831 shares of common stock at an average price, including commissions, of $12.96 per share, utilizing approximately $9.3 million of the original $10 million authorization. Thus, on September 15, 2023, the Company’s board of directors authorized a $10 million increase to the Company’s existing share repurchase program and extended the duration to conclude on December 31, 2024, giving the Company approximately $10.7 million remaining available under the program.

“We continue to believe there is compelling value in our stock and while we continue to have conviction around the cannabis sector, the opportunity to invest in our stock was particularly attractive. The authorization by our Board of an additional $10 million under our share repurchase program allows us to continue to be opportunistic in stock repurchases while working to deploy additional capital into sale leaseback transactions,” stated Anthony Coniglio, NewLake’s President and Chief Executive Officer.

Any purchases made pursuant to the program will be made either in the open market, in privately negotiated transactions, or pursuant to any trading plan that may be adopted in accordance with Rules 10b-18 of the Securities and Exchange Commission.

About NewLake Capital Partners, Inc.
NewLake Capital Partners, Inc. is an internally-managed real estate investment trust that provides real estate capital to state-licensed cannabis operators through sale-leaseback transactions and third-party purchases and funding for build-to-suit projects. NewLake owns a portfolio of 32 cultivation facilities and dispensaries that are leased to single tenants on a triple-net basis. For more information, please visit www.newlake.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “project,” “continue” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs and expectations. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements.

Therefore, you should not rely on any of these forward looking statements. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Contact Information:
Lisa Meyer
Chief Financial Officer, Treasurer and Secretary
NewLake Capital Partners, Inc.
lmeyer@newlake.com

Investor Contact:
Valter Pinto, Managing Director
KCSA Strategic Communications
Valter@KCSA.com
PH: (212) 896-1254

Media Contact:
McKenna Miller
KCSA Strategic Communications
MMiller@kcsa.com
PH: (212) 896-1254